EXHIBIT NO. 10.143.02
                     INVESTMENT NUMBER 7365




                       Special Conditions



                             between



            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                               and


                INTERNATIONAL FINANCE CORPORATION



                  Dated as of the Closing Date



                        TABLE OF CONTENTS

                                                        PAGE NOS.


     ARTICLE 1

     Special Conditions and General Conditions; Definitions

     Section 1.1Special Conditions and General Conditions     1
     Section 1.2              General Definitions.       1

     ARTICLE 2

     The Project and Financial Plan

     Section 2.1  The Project.                                            1
     Section 2.2  Financial Plan - Estimated Project Cost.                2

     ARTICLE 3

     Agreement for the IFC Loans

     Section 3.1   The IFC Loans.                                         2
     Section 3.2   Disbursement Procedure.                                2
     Section 3.3   Interest.                                              3
     Section 3.4   Fees.                                                  4
     Section 3.5   Repayment.                                             6
     Section 3.6   Voluntary Prepayment.                                  8
     Section 3.7   Mandatory Prepayment.                                  9
     Section 3.8   Prepayment Premium.                                   13
     Section 3.9   Additional Interest.                                  14
     Section 3.10  Payments in Dollars.                                  14
     Section 3.11  Allocation of Partial Payments                        15
     Section 3.12  Suspension or Cancellation of Disbursements by IFC    15
     Section 3.13  Termination of Commitment.                            16
     Section 3.14  Cancellation by the Company                           16
     Section 3.15  Illegality of Participation                           16
     Section 3.16  Funding Costs                                         17
     Section 3.17  Maintenance Amount                                    17

     ARTICLE 4

     IFC Subscription

     Section 4.1   Subscription and Disbursement                         17
     Section 4.2   Actions Prohibited until IFC Shares Issued            18
     Section 4.3   Suspension and Cancellation of IFC Subscription       19
     Section 4.4   Agreement to Cooperate.                               20
     Section 4.5   IFC Board Seat                                        20

     ARTICLE 5

     Representations and Warranties

     Section 5.1   Representations and Warranties Contained in
                   General Conditions.                                  20
     Section 5.2   Rights and Remedies not Limited                      21

     ARTICLE 6

     Conditions of Disbursement

     Section 6.1   Conditions of Initial Disbursement                    21
     Section 6.2   Conditions of All Disbursements and Subscriptions
                   and Disbursements under the IFC Subscription          21
     Section 6.3   Disbursement Relationship Among IFC Loans and the
                   IFC Subscription                                      22
     Section 6.4   No Waivers                                            22

     ARTICLE 7

     Particular Covenants

     Section 7.1   Particular Covenants.                                 23

     ARTICLE  8

     Events of Default

     Section 8.1   Events of Default                                     23

     ARTICLE 9

     Miscellaneous

     Section 9.1   Notices                                              23
     Section 9.2   English Language                                     23
     Section 9.3   Expenses                                             24
     Section 9.4   Jury Trial                                           24
     Section 9.5   Confidential Information                             24

SCHEDULE 2.2(a)
          FINANCING PLAN                                                26

SCHEDULE 2.2(b)
          PROJECT COSTS                                                 27

SCHEDULE 3.2(a)(i)
          FORM OF IFC DISBURSEMENT REQUEST                              28

SCHEDULE 3.2(a)(ii)
          FORM OF IFC LOANS DISBURSEMENT RECEIPT                        31

SCHEDULE 4.1(b)
          FORM OF SUBSCRIPTION REQUEST                                  32

ANNEX A
          METHODOLOGY FOR TRANCHE RATE PRICING CALCULATION              35



     AGREEMENT, dated as of the Closing Date, between BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, a private limited liability company organized and existing under the laws of the Kingdom of Nepal (the "Company") and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC"). (Capitalized terms used herein shall be defined as provided in Section 1.2 hereof).

     WHEREAS, the Company has requested IFC to make term loans to it, in each case on the terms and subject to the conditions set forth in this Agreement, for the purpose of financing a portion of the costs of construction of the Company's proposed run of the river hydroelectric power facility with a rated capacity of 36 MW (nominal net) and a 25 km transmission line, the Upper Bhote Koshi electric power project, in the Sindhupalchok District of Nepal;

      WHEREAS, IFC proposes to acquire shares of the Company pursuant to Article 4 hereof;

      WHEREAS, IFC is willing to make such term loans to the Company and to subscribe for such shares of the Company on the terms and subject to the conditions set forth in this Agreement, for the purpose described above;

     NOW THEREFORE, the parties hereto agree as follows:

                           ARTICLE 1

     Special Conditions and General Conditions; Definitions

      Section 1.1 Special Conditions and General Conditions. This document is entitled "IFC Special Conditions". A document entitled "Investment Agreement General Conditions" (the "General Conditions") is appended hereto. Such two documents together constitute the IFC Investment Agreement, dated the date of the IFC Special Conditions between IFC and the Company (collectively, this "Agreement"). If any provision of the General Conditions is inconsistent with a provision of the IFC Special Conditions, the provision of the IFC Special Conditions shall prevail.

      Section 1.2 General Definitions. For all purposes of this Agreement, (i) capitalized terms used but not otherwise defined herein shall have the meanings set forth in Schedule A to the General Conditions (as amended or supplemented from time to time) and (ii) the principles of construction set forth in Schedule A to the General Conditions shall apply.

                           ARTICLE 2

                 The Project and Financial Plan

      Section 2.1 The Project. The project to be financed is the Facility, the Site, all auxiliary facilities, utilities and the sites thereof, the construction, equipping, placing into operation, and operation of the Facility, and as otherwise described in the Letter of Information.

     Section 2.2    Financial Plan - Estimated Project Cost.

      (a) The proposed sources of financing for the Project are set forth on Schedule 2.2(a) hereof.

      (b) As of the date hereof, the total estimated cost of the Project is set forth on Schedule 2.2(b) hereof.

                           ARTICLE 3

                  Agreement for the IFC Loans

     Section 3.1    The IFC Loans.

      (a) On the terms and subject to the conditions of this Agreement, IFC agrees to lend to the Company the amount of up to fifty-seven million dollars ($57,000,000), consisting of:

                    (i)  the A Loan in the principal amount of up
               to twenty-one million Dollars ($21,000,000), divided initially into Tranches with each Disbursement constituting a separate Tranche; and

                    (ii) the B Loan in the principal amount of up
               to thirty-six million Dollars ($36,000,000), which consists of B Loan 1 ("B Loan 1") and B Loan 2 ("B Loan 2"), each in the principal amount of up to ten million Dollars ($10,000,000) and B Loan 3 ("B Loan 3") in the principal amount of up to sixteen million Dollars ($16,000,000).

      (b) The IFC Loans are not revolving in nature, and any amounts repaid, prepaid or canceled pursuant to the terms of this Agreement may not be re-borrowed.

     Section 3.2    Disbursement Procedure.

      (a) The Company may request Disbursements of the IFC Loans by delivering to IFC, at least ten (10) Business Days prior to the proposed date of Disbursement, an IFC Disbursement Request substantially in the form of Schedule 3.2(a)(i) hereof, and a receipt substantially in the form of Schedule 3.2(a)(ii) hereof.

      (b) In the IFC Disbursement Request, in respect of any A Loan Disbursement, the Company shall also propose a date to be the Rate Setting Date for the Tranche which corresponds to the relevant Disbursement. Such date shall be the Rate Setting Date unless the conditions of disbursement applicable to the relevant Disbursement have not by then been fulfilled to IFC's satisfaction or waived by IFC, in which case the Rate Setting Date shall be that date which is two (2) Business Days after IFC has notified the Company that the relevant conditions of disbursement have been so fulfilled or waived. In no case, however, shall the Rate Setting Date be less than five (5) Business Days after IFC receives the IFC Disbursement Request nor less than two (2) Business Days before the date of the relevant Disbursement, unless IFC otherwise agrees.

      (c) In preparation for an IFC Disbursement Request, in respect of any A Loan Disbursement, the Company may at any time (but not more often than once in any calendar month) ask IFC which rate service (among those listed in the definition of Fixed Rate Swap Equivalent) IFC intends to use to determine the Tranche Interest Rate and an indication of what the Tranche Interest Rate would be as of the date of such IFC Disbursement Request. As promptly as practicable after such inquiry, IFC shall advise the Company of the relevant rate service (and if such rate service displays information which changes during the course of the day, rather than staying fixed for the whole day, as of what time the relevant information would be obtained) and the indicative Tranche Interest Rate.

      (d) IFC shall make Disbursements of the IFC Loans to the credit of the Company into the Offshore Retention Account in accordance with the provisions of the Trust and Retention
Agreement.

      (e) Each Disbursement of the IFC Loans shall be made in an aggregate amount (except with respect to the last Disbursement thereof) of not less than four million Dollars ($4,000,000), and there shall be no more than eight (8) Disbursements of the IFC Loans. The disbursement ratio between the A Loan and the B Loan shall be pro rata in accordance with the maximum amount of such A Loan and B Loan set forth in Section 3.1(a) above.

     Section 3.3    Interest.

      (a) Subject to Section 3.9 hereof, the Company shall pay interest on the A Loan from time to time outstanding in accordance with this Section 3.3(a).

                     (i)   Interest shall accrue from day to  day
               and shall be payable on the Interest Payment Dates. Interest shall be pro-rated on the basis of a 360-day year and 30 day months in the relevant interest period.

                     (ii)  Until  and including the Consolidation
               Date, the Company shall pay interest on the amount of each Tranche outstanding from time to time at the Tranche Interest Rate applicable to that Tranche. IFC shall determine the Tranche Interest Rate applicable to each Tranche on the relevant Rate Setting Date and shall promptly notify the Company of such rate.

                     (iii)     With effect from the day after the
               Consolidation Date, the Company shall pay interest at the A Loan Interest Rate on the full amount of the A Loan outstanding from time to time. IFC shall determine the A Loan Interest Rate not less than two (2) Business Days before the Consolidation Date, and shall promptly notify the Company of such rate.

                     (iv) The determination by IFC, from time  to
               time, of each Tranche Interest Rate or the A Loan Interest Rate, as the case may be, shall be final and conclusive and shall bind the Company (unless the Company shows to IFC's satisfaction that any such determination involved clerical error).

      (b) Subject to Section 3.9 hereof, the Company shall pay interest on the B Loan from time to time outstanding in accordance with this Section 3.3(b).

                     (i)   The Company shall pay interest on  the
               principal amount of the B Loan from time to time outstanding during the relevant B Loan Interest
               Period.

                     (ii) Interest shall accrue from day to  day,
               be pro-rated on the basis of a 360-day year for the actual number of days in the relevant B Loan Interest Period and be due and payable in Dollars on the Interest Payment Date immediately following the end of the relevant B Loan Interest Period.

                    (iii) The interest rate on each of B Loan 1 and B Loan 2 shall be three and one-half percent (3.50%) per annum and the interest rate on B Loan 3 shall be three and one quarter percent (3.25%) per annum, above the rate which appears on the Dow Jones Market Screen Page the column headed "USD" as of 11.00 a.m., London time, on the relevant B Loan Interest Determination Date for one month, two months, three months or six months, whichever period is closest to the duration of the relevant B Loan Interest Period (or, if two periods are equally close to the duration of the relevant B Loan Interest Period, the longer one) (the "B Loan Floating Rate").

                     (iv) If, for any reason, the B Loan Floating
               Rate cannot be determined by reference to the Dow Jones Market Screen Page on any B Loan Interest Determination Date, IFC shall so notify the Company and the Participants forthwith and shall determine the B Loan Floating Rate on that B Loan Interest Determination Date in accordance with subsection (iii) above mutatis mutandis, using rates advised to IFC by any two (2) of the banks (or by the bank if only one) whose rate(s) were last quoted on the Dow Jones Market Screen Page. If the services of the Dow Jones Market Screen Page cease to be available as a result of discontinuation of such service, IFC shall notify the Company and the Participants forthwith and shall determine the B Loan Floating Rate on any relevant B Loan Interest Determination Date in accordance with subsection (iii) above mutatis mutandis, using rates advised to IFC by three (3) major banks active in the eurodollar interbank market in London selected by IFC after consultation with the Company and the Participants.

                     (v)  The determination by IFC, from time  to
               time, of the B Loan Floating Rate shall be final and conclusive and shall bind the Company (unless the Company shows to IFC's satisfaction that any such determination involved clerical error).

     Section 3.4    Fees.

     (a)  The Company shall pay to IFC in Dollars:

                    (i)  a commitment fee at the rate of:

                               (A)   one percent (1.0%) per annum
                    on that part of the A Loan as shall not, from time to time, have been canceled by IFC or disbursed to the Company, and in accordance with subsection (b) below; and

                               (B)  one-half of one percent (.5%)
                    per annum on that part of the B Loan as shall not, from time to time, have been cancelled by IFC or disbursed to the Company, and in accordance with subsection (b) below;

                         (ii) (A)  a front-end fee for the A Loan
                    of an amount of one percent (1.0%) of the total amount of the A Loan, to be paid within thirty (30) days after the date of this Agreement, but in any event prior to the date of the first A Loan Disbursement; and

                              (B)  a front-end fee for the B Loan
                    of an amount of one percent (1.0%) of the total amount of the B Loan, to be paid within thirty (30) days after the date of each Participation Agreement, but in any event prior to the date of the first B Loan Disbursement;

                     (iii)     an annual fee equal to twenty-five
               thousand six hundred twenty-five Dollars ($25,625), to be paid on the first Interest Payment Date and every second Interest Payment Date thereafter;

                     (iv)  a  syndication fee  of  three  hundred
               thirty thousand Dollars ($330,000), to be paid within thirty (30) days after the date of the first Participation Agreement, but in any event prior to the date of the first B Loan Disbursement;

                     (v)   a  fee  of fifty eight thousand  seven
               hundred fifty Dollars ($58,750) to be paid within thirty (30) days after the execution of the DEG
               Investment Agreement;

                     (vi)  an annual loan administration  fee  of
               five    thousand   Dollars   ($5,000)   for   each
               Participant, the first such payment being due within thirty (30) days after the date of the first Participation Agreement to be signed (but in any event prior to the first B Loan Disbursement) and subsequent payments being due on every second Interest Payment Date thereafter until the B Loan is repaid in full.

      (b)   The commitment fee specified in subsection (a)(i) above:

                     (i)   (A)   in respect of the  A  Loan,
               commences   to  accrue  on  the   date   this
               Agreement is executed; and

                               (B)   in respect of the B Loan  or
                    relevant part thereof, commences to accrue on the date each Participation Agreement is executed;

                     (ii)  is pro-rated on the basis of a 360-day
                year for the actual number of days elapsed; and

                     (iii)      is  payable by the  Company  with
               respect   to  the  IFC  Loans,  semi-annually   in
               arrears, on March 15 and September 15 in each year; the first such payment to be made on March 15, 1998.

     Section 3.5    Repayment.

      (a)   The  Company shall repay the A Loan on each Principal
Payment Date in accordance with the following loan repayment schedule.


         Date Payment Due     Principal Amount Due


  1.        March 15, 2001       $  550,955.35
  2.        September 15, 2001   $  578,029.29
  3.        March 15, 2002       $  606,433.65
  4.        September 15, 2002   $  636,233.80
  5.        March 15, 2003       $  667,498.33
  6.        September 15, 2003   $  700,299.20
  7.        March 15, 2004       $  734,711.90
  8.        September 15, 2004   $  770,815.64
  9.        March 15, 2005       $  808,693.53
  10.       September 15, 2005   $  848,432.73
  11.       March 15, 2006       $  890,124.71
  12.       September 15, 2006   $  933,865.44
  13.       March 15, 2007       $  979,755.59
  14.       September 15, 2007   $1,027,900.77
  15.       March 15, 2008       $1,078,411.82
  16.       September 15, 2008   $1,131,404.98
  17.       March 15, 2009       $1,187,002.22
  18.       September 15, 2009   $1,245,331.51
  19.       March 15, 2010       $1,306,527.10
  20.       September 15, 2010   $1,370,729.84
  21.       March 15, 2011       $1.438.087.50
  22.       September 15, 2011   $1,508,755.12

                TOTAL          $ 21,000,000

       (b) (i) The Company shall repay B Loan 1 on each Principal
Payment Date in accordance with the following loan repayment schedule.


       Date Payment Due     Principal Amount Due


  1.        March 15, 2001       $262,359.69
  2.        September 15, 2001   $275,252.04
  3.        March 15, 2002       $288,777.93
  4.        September 15, 2002   $302,968.48
  5.        March 15, 2003       $317,856.35
  6.        September 15, 2003   $333,475.81
  7.        March 15, 2004       $349,862.81
  8.        September 15, 2004   $367,055.07
  9.        March 15, 2005       $385,092.16
  10.       September 15, 2005   $404,015.58
  11.       March 15, 2006       $423,868.91
  12.       September 15, 2006   $444,697.83
  13.       March 15, 2007       $466,550.28
  14.       September 15, 2007   $489,476.56
  15.       March 15, 2008       $513,529.44
  16.       September 15, 2008   $538,764.27
  17.       March 15, 2009       $565,239.15
  18.       September 15, 2009   $593,015.00
  19.       March 15, 2010       $622,155.76
  20.       September 15, 2010   $652,728.49
  21.       March 15, 2011       $684,803.57
  22.       September 15, 2011   $718,454.82

           TOTAL                $ 10,000,000


            (ii)      The  Company shall repay B Loan 2  on  each
Principal Payment Date in accordance with the following loan repayment schedule.


        Date Payment Due     Principal Amount Due


  1.        March 15, 2001       $262,359.69
  2.        September 15, 2001   $275,252.04
  3.        March 15, 2002       $288,777.93
  4.        September 15, 2002   $302,968.48
  5.        March 15, 2003       $317,856.35
  6.        September 15, 2003   $333,475.81
  7.        March 15, 2004       $349,862.81
  8.        September 15, 2004   $367,055.07
  9.        March 15, 2005       $385,092.16
  10.       September 15, 2005   $404,015.58
  11.       March 15, 2006       $423,868.91
  12.       September 15, 2006   $444,697.83
  13.       March 15, 2007       $466,550.28
  14.       September 15, 2007   $489,476.56
  15.       March 15, 2008       $513,529.44
  16.       September 15, 2008   $538,764.27
  17.       March 15, 2009       $565,239.15
  18.       September 15, 2009   $593,015.00
  19.       March 15, 2010       $622,155.76
  20.       September 15, 2010   $652,728.49
  21.       March 15, 2011       $684,803.57
  22.       September 15, 2011   $718,454.82

           TOTAL                $ 10,000,000



            (iii)     The Company shall repay B Loan  3  on  each
Principal Payment Date in accordance with the following loan repayment schedule.

         Date Payment Due     Principal Amount Due


  1.        March 15, 2001       $   690,192.87
  2.        September 15, 2001   $   722,973.58
  3.        March 15, 2002       $   757,311.21
  4.        September 15, 2002   $   793,279.71
  5.        March 15, 2003       $   830,956.53
  6.        September 15, 2003   $   870,422.81
  7.        March 15, 2004       $   911,763.54
  8.        September 15, 2004   $   955,067.75
  9.        March 15, 2005       $ 1,000,428.69
  10.       September 15, 2005   $ 1,047,944.05
  11.       March 15, 2006       $ 1,097,716.15
  12.       September 15, 2006   $ 1,149,852.18
  13.       March 15, 2007       $ 1,204,464.41
  14.       September 15, 2007   $ 1,261,670.45
  15.       March 15, 2008       $ 1,321,593.49
  16.       September 15, 2008   $ 1,384,362.58

                  TOTAL          $16,000,000.00

        (c) The dates for payment of principal of the IFC Loans are intended to coincide with the relevant Interest Payment
Dates.

        (d) From time to time while the IFC Loans are being disbursed, any part of the IFC Loans which has been disbursed shall be allocated for repayment on each of the dates set out in subsections (a) and (b) above, in amounts which are pro rata to the amounts of the respective repayment installments (with IFC adjusting those allocations as necessary so as to achieve whole numbers in each case).

        (e) Notwithstanding the amortization schedules set out in subsections (a) and (b) above, if the full amount of the IFC
Loans is not disbursed, (i) IFC shall recalculate the amortization schedules in order to provide for repayment of the IFC Loans on the same dates and on the basis of the amortization set out above and shall deliver such amortization schedules to the Company, and (ii) upon delivery to the Company of the properly recalculated amortization schedules, this Agreement will be deemed to have been amended to substitute such recalculated amortization schedules for subsections (a) and (b) above.

       Section 3.6  Voluntary Prepayment.

        (a) The Company may, on any Interest Payment Date, prepay all or any part of the IFC Loans then outstanding, on not less than thirty (30) days' written notice to IFC, but only if:

                     (i)  the  Company  simultaneously  pays  the
               prepayment premium specified in Section 3.8 hereof (x) in respect of any outstanding balance of the A Loan, with respect to the portion of the A Loan so prepaid;

                    (ii)     the Company simultaneously pays  (x)
               all  accrued  interest on the amount  of  the  IFC
               Loans to be prepaid, and (y) all other amounts then payable under this Agreement;

                     (iii)    for  a  partial  prepayment,   such
               prepayment is in an aggregate amount of not less than six million Dollars ($6,000,000);

                    (iv) the Company simultaneously prepays, pro rata, the outstanding principal amount of the DEG Loan (or portions thereof, as applicable), together with all accrued interest on the principal amounts of the Loans (or portions thereof, as applicable), the Maintenance Amount (if any) on the Loans (or portions thereof, as applicable) and all other amounts then due hereunder or under any of the Loan Documents; and

                    (v) if IFC so requires, the Company delivers to IFC, prior to the date of prepayment, evidence satisfactory to IFC that all Governmental Approvals necessary in respect of the prepayment have been obtained or an opinion of counsel, in form and substance reasonably satisfactory to IFC, that none are required.

       (b) Amounts prepaid under this Section:

                    (i) shall be allocated by IFC pro rata between the A Loan and the B Loan in proportion to their respective principal amounts outstanding on the date of any such prepayment; and

                    (ii)     shall then be applied by IFC to  the
               respective outstanding repayment installments of the A Loan and the B Loan on a pro rata basis.

         (c) Upon delivery of a notice in accordance with subsection (a) above, the Company shall make the prepayment in accordance with the terms of that notice.

        (d) The Company may not request Disbursement of amounts prepaid under this Agreement.

       Section 3.7  Mandatory Prepayment.

        (a) On the Purchase Date, all Obligations owing to IFC relating to the IFC Loans hereunder and under the Loan Documents shall become immediately due and payable without any action on the part of IFC, and the Company shall pay to IFC an amount equal to all such Obligations due and owing to IFC, including, without duplication, all accrued interest on the principal amount of the IFC Loans to be prepaid and all other amounts then due to IFC hereunder. Amounts prepaid under this subsection (a) shall be allocated and applied as provided in Section 3.7(c)(iii).

        (b) The Company shall prepay, pro rata, the outstanding principal amount of the IFC Loans (or portions thereof, as applicable), upon the prepayment by the Company of any of the other Loans (or portions thereof, as applicable), together with all accrued interest on the principal amount of the IFC Loans (or portions thereof, as applicable), the Maintenance Amount (if any) on the IFC Loans (or portions thereof, as applicable) and all other amounts then due hereunder or under any of the other Loan Documents. Amounts prepaid under this subsection (b) shall be allocated and applied as provided in Section 3.7(c)(iii).

       (c) Insurance Proceeds shall be applied as follows:

                    (i) All Insurance Proceeds relative to any single loss in excess of seven hundred fifty thousand Dollars ($750,000) shall be paid by the respective insurers directly to the Trustee. All Insurance Proceeds relative to a single recovery of seven hundred fifty thousand Dollars ($750,000) or less shall be paid directly to the Company. If any Insurance Proceeds relative to any single loss in excess of seven hundred fifty thousand Dollars ($750,000), or, during the occurrence and continuation of an Event of Default, relative to any loss are paid to the Company, such Insurance Proceeds shall be received only in trust for the Lenders, shall be segregated from other funds of the Company, and shall be promptly paid over to the Trustee in the same form as received (with any necessary endorsement) for deposit in the Insurance Proceeds Sub-Account. If any Insurance Proceeds are paid to IFC, IFC shall promptly pay over such Insurance Proceeds to the Trustee for deposit in the Insurance Proceeds Sub-Account.

                             (A) If there does not exist an Event
                    of Default, Insurance Proceeds relative to a single loss of seven hundred fifty thousand Dollars ($750,000) or less shall be applied by the Company to pay the necessary costs of repair, restoration or replacement of the Project (in each case, to the extent such Insurance Proceeds were paid in respect of physical loss or damage thereto). After applying such amount, any excess Insurance Proceeds shall be delivered to the Trustee for deposit in the Revenue Sub-Account.

                             (B) If there does not exist an Event
                    of Default and if there shall occur damage, destruction or casualty with respect to which Insurance Proceeds in excess of seven hundred fifty thousand Dollars ($750,000) but less than five million Dollars ($5,000,000) are payable, and if (I) the Company promptly (and, in any event, within 30 days after the occurrence of such damage, destruction or casualty) gives written notice to IFC that the Company wishes to repair, restore or replace the Project to the condition that it was in immediately prior to such damage, destruction or casualty, (II) the Insurance Proceeds received by the Company or the Trustee together with funds otherwise available to the Company, will be sufficient to cover all costs and expenses necessary to repair, restore or replace the Project and to cover the Operating and Maintenance Costs and the Debt Service payable by the Company during the period necessary to repair, restore or replace the Project, (III) the repair, restoration or replacement of the Project is technically and economically feasible, (IV) after giving effect to any proposed repair, restoration or replacement, no Default or Event of Default or a default under any Principal Document shall exist, (V) IFC shall receive an opinion of counsel in form and substance reasonably satisfactory to IFC or other evidence satisfactory to IFC that neither any applicable Governmental Approval nor any Principal Document (other than Non-Material Agreements) will terminate during the period necessary to repair, restore or replace the Project and no applicable Governmental Approval, or amendment to this Agreement or the Security Documents or any other instrument, is necessary for the purpose of subjecting the repair, restoration or replacement to the Liens of the Security Documents except such, if any, as shall have been delivered to IFC, and (VI) IFC shall have received from the Company and the Independent Engineer such certificates or other evidence as IFC may reasonably require regarding the foregoing matters, then IFC shall direct the Trustee in a written notice to deliver the Insurance Proceeds received in connection with the damage, destruction or casualty to the Project to the Company and the Company shall apply such Insurance Proceeds to pay for the necessary costs of repair, restoration or replacement of the Project and to pay for Operating and Maintenance Costs and Debt Service when due. After making such payments to the Company, any excess Insurance Proceeds shall be deposited in the Revenue Sub-Account.

                     (ii)      If   there  shall  occur   damage,
               destruction or casualty with respect to which Insurance Proceeds in excess of five million Dollars ($5,000,000) are payable, IFC may, after consulting with the Company during the 30-day period following such damage, destruction or casualty, choose to apply the Insurance Proceeds to prepay a principal amount of the IFC Loans at the time outstanding, pro rata with prepayment of the DEG Loan, together with interest accrued thereon or fees accrued in connection therewith to the prepayment date. In addition, if
               Insurance Proceeds have been paid pursuant to clause (c)(i)(B) above and the Company (I) has not notified IFC promptly that it wishes to repair, restore or replace the Project or (II) has not otherwise complied with the provisions of clause (c)(i) above relative to the repair, restoration or replacement of the Project, IFC may choose to apply the Insurance Proceeds to prepay the IFC Loans, pro rata with prepayment of the DEG Loan, together with accrued interest.

                     (iii)     Amounts   prepaid    under    this
               subsection  (c)  and  under subsection  (e):

                             (A)  shall be allocated by  IFC  pro
                    rata between the A Loan and the B Loan in proportion to their respective principal amounts outstanding on the date of such prepayment; and

                             (B) shall then be applied by IFC  to
                    all    respective    outstanding    repayment
                    installments of the A Loan and the B Loan on a pro rata basis.

        (d) Upon the occurrence of a Capacity Shortfall, the Company shall pay, or cause to be paid, to IFC the Performance Liquidated Damages paid by the EPC Contractor under the EPC Contract with respect to such Capacity Shortfall to prepay a principal amount of the IFC Loans equal to (i) the principal amount of all outstanding IFC Loans, multiplied by (ii) the Capacity Shortfall Percentage and shall pay, or cause to be paid, to DEG the Performance Liquidated Damages paid by the EPC Contractor under the EPC Contract with respect to such Capacity Shortfall to prepay a principal amount of the DEG Loan equal to
(i)   the  principal  amount  outstanding  under  the  DEG   Loan
multiplied  by  (ii)  the  Capacity Shortfall  Percentage.   Such
prepayment  of  the  IFC  Loan shall be applied  as  provided  in
Section 3.7(c)(iii) hereof. To the extent there are excess Performance Liquidated Damages which have been paid by the EPC Contractor and are remaining after the above-referenced prepayment to IFC and DEG, such excess shall be applied to repay equity in an amount equal to (x) the Dollar amount which has then been paid in to the Company for the purchase of Shares, multiplied by (y) the Capacity Shortfall Percentage. Such amount shall be divided pro rata among all shareholders of the Company. After such application, any remaining Performance Liquidated Damages shall be transferred to the Revenue Sub-Account and applied in accordance with the Trust and Retention Agreement.

        (e) The Company shall prepay the outstanding principal amount of the IFC Loans upon the occurrence of the Event of Default described in Section 7.1(k) of the General Conditions, together with accrued interest on the principal amount of the IFC Loans to be prepaid and all other amounts then due to IFC hereunder.

        (f) The Company shall pay the prepayment premium as specified in Section 3.8 hereof in connection with any mandatory prepayments pursuant to Sections 3.7(a) (but only if and to the extent that there remains any proceeds of the Purchase Price paid by HMGN and received by the Company after (i) the aggregate amount of all Obligations owing to IFC have been paid in full and
(ii) the shareholders of the Company at such time have recovered the aggregate amount of their total paid in equity of the Company to the extent provided in Section 6.3 of the Project Agreement), and Sections 3.7(b) and 3.7(e) hereof.

       Section 3.8      Prepayment Premium.

        (a) On the date of any prepayment of the A Loan in accordance with Section 3.6, 3.7(a), 3.7(b), or 3.7(e) hereof, the Company shall pay a premium of an amount in Dollars equal to the difference between the Net Present Value of the Anticipated Income Stream and the Net Present Value of the Available Income Stream or in the case of a partial prepayment, the same proportion of such difference as the proportion which the amount of the A Loan to be prepaid bears to the amount of the A Loan then outstanding, all as more particularly described below.

        For the purposes of this subsection (a), "Anticipated Income Stream" means the aggregate interest payments which would have been due on the A Loan at the applicable Tranche Interest Rate(s) (in the case of a prepayment prior to the Consolidation
Date) or at the A Loan Interest Rate (in the case of a prepayment on or subsequent to the Consolidation Date) for the period from the prepayment date until the final scheduled maturity date assuming that no prepayment had taken place and further assuming that the A Loan repayment schedule set forth in Section 3.5 hereof had been adhered to and that all payments had been made on their due dates.

       For the purposes of this subsection (a), "Available Income Stream" means the interest payments which would have been due on the A Loan at a rate per annum equal to the aggregate of the A Loan Spread and the Fixed Rate Swap Equivalent for the period from the prepayment date until the final scheduled maturity date assuming that no prepayment had taken place and further assuming that the A Loan repayment schedule set forth in Section 3.5 hereof had been adhered to and that all payments had been made on their due dates.

        For the purposes of this subsection (a), the "Net Present Value" means the value of the relevant Income Stream discounted (with stops on the same dates as would have been Interest Payment Dates) back to the prepayment date from each of the relevant Interest Payment Dates at a discount rate equal to the Fixed Rate Swap Equivalent.

        (b) The determination by IFC of the prepayment premium under subsection (a) above shall be final and conclusive unless the Company shows, to the satisfaction of IFC, that such determination involved clerical error.

       Section 3.9  Additional Interest.

        (a) Without limiting the remedies available to IFC under this Agreement or otherwise and to the maximum extent permitted by applicable law, if the Company fails to make any payment of principal or interest (including interest payable pursuant to this Section) or any other payment on or before its due date as specified in this Agreement (whether at stated maturity or upon prematuring by acceleration or otherwise) or, if not so specified, as notified by IFC to the Company, the Company shall pay in US Dollars, by way of liquidated damages, in respect of the amount of (i) any A Loan payment due and unpaid, interest at the relevant Tranche Interest Rate(s) or A Loan Interest Rate in effect from time to time plus two percent (2.0%) per annum from the date any such payment became due and (ii) any B Loan payment due and unpaid, interest at the B Loan Floating Rate in effect from time to time plus two percent (2.0%) per annum from the date any such payment became due. Such interest is payable on demand, or if not demanded, on each Interest Payment Date after such failure.

        (b) The obligation of the Company to pay liquidated damages as provided in paragraph (a) above shall be without prejudice to its obligation to pay principal and interest in accordance with Sections 3.5 and 3.3 hereof and any other amounts payable under this Agreement.

       Section 3.10 Payments in Dollars.

        (a) The Company shall make all payments of principal, interest, fees, and any other payment due to IFC under this Agreement in Dollars, no later than 2:00 p.m. (New York City time) on the date when due, in immediately available funds, at Northern Trust International Banking Corporation, New York, New York (Account No. CHIPS ID 142255, in favor of International Finance Corporation) or at such other bank in New York, New York as IFC from time to time designates to the Company and the Trustee.

       (b) If any date for payment under this Agreement shall not be a Business Day, then such payment shall be made on or by the next succeeding Business Day unless, in the case of payments of principal or interest, that next succeeding Business Day falls in a different calendar month, in which case that payment shall be made on the immediately preceding Business Day. Interest, fees, including, without limitation, commitment fees, and charges (if any) shall continue to accrue for the period from the due date which is not a Business Day to that next succeeding Business Day.

       (c) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than Dollars does not novate, discharge or satisfy the obligation of the Company to pay in Dollars all amounts payable under this Agreement except to the extent IFC actually receives Dollars in its account in New York, New York.

        (d) If a currency other than Dollars is tendered or paid (or recovered under any judgment) and the amount IFC receives at its designated account in New York, New York, upon conversion at the then-market rate of exchange, falls short of the full amount of Dollars owed to IFC, then the Company shall continue to owe IFC, as a separate obligation, the amount of the shortfall (regardless of any judgment for any other amounts due under this Agreement).

       (e) Notwithstanding subsections (a) through (d) above, IFC may require the Company to pay (or reimburse IFC) in any currency other than Dollars for:

                    (i) any taxes and other amounts payable under
               the provisions of this Agreement; and

                    (ii)     any fees, costs and expenses payable
               under Section 9.3 hereof and Section 8.1 of the General Conditions;

to the extent those taxes, amounts, fees, costs, and expenses are payable in that other currency.

        Section 3.11 Allocation of Partial Payments. If IFC at any time receives less than the full amount then due and payable to it under this Agreement, IFC may allocate and apply such payment in any way or manner and for such purpose or purposes under this Agreement as IFC in its sole discretion determines, notwithstanding any instruction that the Company may give to the contrary.

        Section 3.12 Suspension or Cancellation of Disbursements by IFC.

        (a) IFC may, by notice to the Company, suspend or cancel the right of the Company to Disbursements of the IFC Loans, in whole or in part:

                    (i) if the first Disbursement has not been made by June 1, 1998, or such other date as the parties agree;

                    (ii)     if  IFC cancels the subscription  or
               acquisition   by   it  of  any   Shares   or   any
               disbursement  on account thereof  as  provided  in
               Section 4.3 hereof;

                    (iii) if any Event of Default or Default shall have occurred and be continuing, or if an expropriation, condemnation, requisition, confiscation, seizure or nationalization of all or any substantial part of the Project or other assets of the Company or of its share capital or the dissolution or disestablishment of the Company or other action that would prevent the Company or its officers from carrying on all or a substantial part of the Company's business or operations shall, in the reasonable opinion of IFC, be imminent;

                    (iv) if, at any time in the reasonable opinion of IFC, there shall exist any situation which indicates that performance by the Company of any of its obligations under this Agreement cannot be expected; or

                    (v) if the DEG Loan has been suspended or cancelled; or

                   (vi)    on or after September 30, 2000.

        (b) Upon the giving of any such notice, the right of the Company to receive, and the obligation of IFC to disburse, the undisbursed part of the IFC Loans shall be suspended or canceled, as the case may be. The exercise by IFC of its right of suspension does not preclude IFC from exercising its right of cancellation, either for the same or any other reason. A suspension does not limit any other provision of this Agreement.

       Section 3.13 Termination of Commitment.  The commitment of
IFC to make any Disbursement of the IFC Loans hereunder shall automatically terminate in accordance with the provisions of
Article 7 of the General Conditions.

        Section 3.14 Cancellation by the Company. The Company may, by notice to IFC, irrevocably request IFC to cancel the undisbursed portion of the IFC Loans on the date specified in such request (which shall be an Interest Payment Date no earlier than thirty (30) Business Days after the date of the request). If IFC is reasonably satisfied that the Company has sufficient long-term funding available, on terms satisfactory to IFC, to satisfy the Financial Plan, and IFC receives, all fees payable under
Section 3.4 hereof, all breakage or similar costs, expenses or losses arising out of such cancellation, and all other amounts then due and payable under this Agreement, IFC shall cancel the entire undisbursed portion of the IFC Loans effective as of that Interest Payment Date.

        Section 3.15 Illegality of Participation. If, after the date of this Agreement, any change made in any applicable law or regulation or official directive (or its interpretation or application by any Authority charged with its administration), makes it unlawful for any Participant to continue to maintain or to fund its Participation, then the Company shall, upon request by IFC (but subject to the approval of the Nepal Rastra Bank, which the Company agrees to take all reasonable steps to obtain as quickly as possible, if such approval is then required), prepay  immediately in full that part of the  B  Loan  which  IFC advises corresponds to that Participation, together with all accrued interest and the Maintenance Amount (if any) on that part of the B Loan (and, if such prepayment is not made on an Interest Payment Date, any amount payable in respect of the prepayment under Section 3.16 hereof). In addition, upon receipt of such request from IFC, the Company shall have no further right to disbursement of the undisbursed portion of the B Loan corresponding to that Participation.

       Section 3.16 Funding Costs.

       (a)  If the Company:

                    (i) fails to pay any amount due under this Agreement on its due date, or to borrow in accordance with an IFC Disbursement Request or to prepay in accordance with a notice of prepayment; or

                    (ii)    prepays all or any portion of the IFC
               Loans  on  a  date other than an Interest  Payment
               Date;

and as a result IFC or any Participant incurs any cost, expense or loss, then the Company shall immediately pay to IFC the amount which IFC from time to time notifies to the Company as being the aggregate of those costs, expenses and losses incurred.

       (b) For the purposes of this Section 3.16 and Section 3.14 hereof, "cost, expense or loss" include any interest paid or payable  to  carry any unpaid amount and any premium, penalty  or expense incurred to liquidate or obtain third party deposits or borrowings in order to make, maintain or fund all or any part of the IFC Loans (but in the case of a late payment, after taking into account any additional interest received under Section 3.9 hereof).

       Section 3.17 Maintenance Amount. On each Interest Payment Date, the Company shall pay, in addition to interest, the amount which IFC from time to time notifies to the Company in a Maintenance Amount Certification as being the aggregate Maintenance Amount of IFC and each Participant accrued and unpaid prior to that Interest Payment Date.

                           ARTICLE 4

                        IFC Subscription

       Section 4.1  Subscription and Disbursement.

        (a) On the terms and subject to the conditions of this Agreement, IFC agrees to subscribe and pay for ten percent (10%) of the ordinary shares of the Company, par value Rs. 100 per share (the "IFC Shares") at a purchase price of ten Dollars ($10.00) per share at the time of subscription of each share; provided, however, that IFC shall not be obligated to subscribe and pay for any IFC Shares unless the Sponsor Shareholders shall have, prior to IFC's Subscription, subscribed and paid into the Company all of the Sponsor Shareholders' equity then due under the Financial Plan in accordance with Section 2.1 of their respective Subscription Agreements at the purchase price of ten Dollars ($10.00) per share; and provided further, that the aggregate purchase price of the IFC Shares which IFC may subscribe pursuant to this Section 4.1 shall not exceed three million Dollars ($3,000,000) (the "Aggregate Purchase Price") or 300,000 shares.

        (b) The Company may request IFC to subscribe for the  IFC
Shares by delivering to IFC, at least ten (10) Business Days prior to the proposed date of subscription, a Subscription
Request in the form of Schedule 4.1(b) hereof.

       (c) IFC shall disburse funds under the IFC Subscription to the credit of the Offshore Retention Account in accordance with the provisions of the Trust and Retention Agreement.

        (d) Each request shall be for a subscription of an amount
(except with respect to the last such request) of not less than two hundred seven thousand Dollars ($207,000), and there shall be no more than eight (8) Subscriptions.

        (e) Notwithstanding anything contained in this Agreement, IFC may, at any time and from time to time, in its discretion and without request by the Company, subscribe and pay, on the terms set out in subsection (a) above, for any or all of the IFC Shares.

        (f)  Upon each subscription and payment by IFC under this
Section 4.1, the Company shall:

                    (i) issue to IFC, or as IFC directs, the number of IFC Shares so subscribed free of all Liens, charges and encumbrances and which shall rank pari passu in all respects with all other Shares, and deliver to IFC, or as IFC directs, a share certificate evidencing valid legal and beneficial title to such number of IFC Shares;

                    (ii) furnish to IFC evidence satisfactory to IFC that such number of IFC Shares has been duly and validly authorized, issued and delivered; are freely transferable; that all requisite corporate formalities and legal requirements in connection with the authorization, issue and delivery thereof have been duly satisfied; all the information and documents necessary for the issuance of all Governmental Approvals required for the subscription of, and remittance of, the IFC Shares have been obtained; and

                    (iii)    use  the  net proceeds  of  the  IFC
               Subscription to subscribe for ordinary shares of the Company.

        Section 4.2  Actions Prohibited until IFC Shares  Issued.
Until all of the IFC Shares have been subscribed or the right of the Company to further subscriptions has been canceled as provided in Section 4.3 below, whichever first occurs:

        (a)  the  Company shall, from and after the date  of  the
initial  IFC  Subscription,  maintain  a  sufficient  number   of
authorized and unissued Shares to satisfy in full the exercise of IFC's rights under the IFC Subscription; and

       (b) the Company shall not, unless IFC otherwise agrees:

                    (i) issue any Shares of any class, except (A)
               in accordance with the Financial Plan or (B) as permitted by this Agreement, the Share Retention and Project Funds Agreement, the Subscription Agreements, and the Shareholders' Agreement;

                    (ii)     increase  its respective  authorized
               share capital except in accordance with the provisions of this Agreement, the Share Retention and Project Funds Agreement, the Subscription Agreements and the Shareholders' Agreement; or

                    (iii)    change  the par  value  of,  or  the
               rights attached to, any of the Shares of any class;

                    (iv)     issue  Shares with  more  privileged
               rights than the IFC Shares;

                     (v)  reduce  its  respective  share  capital
               through the redemption (or otherwise) of Shares;

                    (vi)     issue  any options or warrants  with
               respect to its  share capital; or

                    (vii) take any other action by amendment of its respective Charter Documents or through reorganization, consolidation, sales of share capital (other than sales to Sponsors as contemplated by the Subscription Agreements and the Share Retention and Project Funds Agreement), merger or sale of assets, or otherwise which could reasonably be expected to result in a dilution of the interest in the Company represented by the IFC Shares.

         Section   4.3   Suspension  and  Cancellation   of   IFC
Subscription.

        (a) IFC may, by notice to the Company, suspend or cancel the right of the Company to the IFC Subscription:

                      (i)   if   the   first   subscription   and
               disbursement has not been made by June 1, 1998, or such other date as the parties agree;

                    (ii)     if  the  right  of  the  Company  to
               disbursements of the IFC Loans is suspended or canceled as provided in Section 3.12 hereof;

                    (iii) if any Event of Default or Default shall have occurred and be continuing, or if an expropriation, condemnation, requisition, confiscation, seizure or nationalization of all or any substantial part of the Project or other assets of the Company or of its share capital or the dissolution or disestablishment of the Company or other action that would prevent the Company or its officers from carrying on all or a substantial part of the Company's business or operations shall, in the reasonable opinion of IFC, be imminent;

                    (iv) if, at any time in the reasonable opinion of IFC, there shall exist any situation which indicates that performance by the Company of any of its Obligations under this Agreement cannot be expected;

                    (v) if the DEG Loan has been suspended or cancelled; or

                   (vi)    on or after September 30, 2000.

        (b) Upon the giving of any such notice, the right of the Company to the IFC Subscription shall be suspended or canceled,
as  the  case  may  be.   The exercise by IFC  of  its  right  of
suspension does not preclude IFC from exercising its right of cancellation, either for the same or another reason. A suspension does not limit any other provision of this Agreement.

        Section 4.4 Agreement to Cooperate. The Company shall fully cooperate with IFC and shall provide all the information and documents necessary for the issuance of all Governmental Approvals required for the subscription by IFC of the IFC Shares and for the remittance of the proceeds of the sale of the IFC Shares and dividends.

        Section 4.5 IFC Board Seat. Following subscription by IFC of the IFC Shares, the Company shall, to the extent permitted by applicable law, take such action that will enable IFC an opportunity to elect one representative to the board of directors of the Company.

                           ARTICLE 5

                 Representations and Warranties

        Section 5.1  Representations and Warranties Contained  in
General Conditions.

         (a) The Company confirms the representations and warranties set forth in Article 4 of the General Conditions as if made as of the date hereof, which representations and warranties are incorporated by reference herein as if fully set forth herein.

        (b) The Company warrants to IFC that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading in any material respect. The representations referred to in Section 5.1 hereof shall survive the execution and delivery of this Agreement, any Disbursement of the IFC Loans or any subscription and disbursement under the IFC Subscription.

        Section  5.2   Rights and Remedies  not  Limited.   IFC's
rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Company are not prejudiced:

        (a) by any investigation by or on behalf of IFC (or the Participants) into the affairs of the Company;

        (b) by the execution or the performance of this Agreement
(or   the   Participation  Agreements)  or  any  other  Principal
Document;

        (c) by any other act or thing which may be done by or on behalf of IFC in connection with this Agreement (or the Participation Agreements) or any other Principal Document and which might, apart from this Section, prejudice such rights or remedies.

                           ARTICLE 6

                   Conditions of Disbursement

        Section 6.1 Conditions of Initial Disbursement. The obligation of IFC to make the initial Disbursement of the IFC Loans or the initial subscription and disbursement under the IFC Subscription shall be subject to the fulfillment, in a manner satisfactory to IFC, prior to or concurrently with the making of such initial Disbursement or subscription and disbursement of the IFC Subscription, of the conditions set forth in Section 3.1 of the General Conditions.

         Section 6.2 Conditions of All Disbursements and Subscriptions and Disbursements under the IFC Subscription. The obligation of IFC to make any Disbursement of the IFC Loans or any subscription and disbursement under the IFC Subscription shall also be subject to the fulfillment, in a manner satisfactory to IFC, prior to or concurrently with the making of such Disbursement or subscription and disbursement under the IFC Subscription, of the conditions set forth in Sections 3.2, 3.3,
3.4 and 3.5 of the General Conditions, and to the fulfillment of the further condition that the proceeds of such Disbursement or subscription and disbursement under the IFC Subscription will not be in reimbursement of, or used for, expenditures in the territories of any country which is not a member of IFC (other than any country which is a member of the International Bank for Reconstruction and Development) or for goods produced in or services supplied from such territories.

       Section 6.3 Disbursement Relationship Among IFC Loans and the IFC Subscription.

        (a) The obligation of IFC to make any Disbursements of the IFC Loans or subscription and disbursement under the IFC Subscription shall also be subject to compliance by the Sponsor Shareholders with their obligations described in Section 2.1 of the Subscription Agreements.

        (b) Notwithstanding anything provided in this Agreement, the A Loan and the B Loan shall be disbursed pro rata in accordance with the maximum respective principal amounts of such A Loan and B Loan set forth in Section 3.1(a) hereof, and IFC shall not in any event be obliged to make any Disbursement of the B Loan except to the extent that funds shall be provided therefor by the Participants under their respective Participation Agreements.

        (c) The obligation of IFC to make any subscription or disbursement under the IFC Subscription is also subject to the conditions that immediately after such subscription or disbursement (i) IFC would not have subscribed or paid for a higher proportion of the IFC Shares than the proportion which each of the Company's other shareholders has by then subscribed or paid for of the total number of Shares to be subscribed by such shareholder in accordance with the Financial Plan, and (ii) IFC would not have subscribed or paid a higher proportion of the IFC Subscription to the outstanding amount under the IFC Loans than the proportion which the IFC Subscription bears to the IFC Loans as set forth in the Financial Plan.

       Section 6.4  No Waivers.

        (a) The rights and remedies of IFC in relation to any misrepresentations or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of IFC (or the Participants) into the affairs of the Company, by the execution or the performance of this Agreement (or the Participation Agreements) or by any other act or thing which may be done by or on behalf of IFC (or the Participants) in connection with this Agreement (or the Participation Agreements) and which might, apart from this Section, prejudice such rights or remedies.

        (b) No course of dealing or waiver by IFC in connection with any condition of Disbursement or subscription and disbursement under the IFC Subscription under this Agreement shall impair any right, power or remedy of IFC with respect to any other condition of Disbursement or subscription and disbursement under the IFC Subscription, or be construed to be a waiver thereof; nor shall the action of IFC in respect of any Disbursement or subscription and disbursement under the IFC Subscription affect or impair any right, power or remedy of IFC in respect of any other Disbursement or subscription and disbursement under the IFC Subscription.

        (c) Unless otherwise notified to the Company by IFC and without prejudice to the generality of paragraph (a) above, the right of IFC to require compliance with any condition under this Agreement which may be waived by IFC in respect of any
Disbursement or subscription and disbursement under the IFC Subscription is expressly preserved for the purposes of any subse quent Disbursement or subscription and disbursement under the IFC Subscription.

                           ARTICLE 7

                      Particular Covenants

       Section 7.1  Particular Covenants.

        (a) The Company shall observe and perform the covenants set forth in Articles 5 and 6 of the General Conditions.

        (b) The Company shall make promptly all required filings with Governmental Authorities, or financial institutions, in Nepal to permit IFC to remit to the United States in Dollars any amounts paid to IFC in connection with the IFC Shares.


                           ARTICLE  8

                       Events of Default

        Section  8.1  Events of Default.  If one or more  of  the
Events of Default specified in Article 7 of the General Conditions shall have occurred and be continuing, IFC shall have the rights and remedies set forth in said Article 7 and the other Principal Documents, all of which rights and remedies are incorporated by reference herein, and all other rights and remedies which may be available at law or in equity.

                           ARTICLE 9

                         Miscellaneous

        Section  9.1   Notices.   Any notice,  request  or  other
communication to be given or made under this Agreement shall be in writing and shall be given or made in the manner set forth in the General Conditions.

        Section 9.2 English Language. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English satisfactory to IFC certified by an authorized representative of the Company, which translation shall be the governing version between the Company and IFC.

        Section 9.3 Expenses. If any amount owing to IFC under this Agreement shall be collected through any process of law or shall be placed in the hands of attorneys for collection, the Company shall pay (in addition to all monies then due in respect of the IFC Loans, the IFC Shares or otherwise payable under this Agreement), professional consultant and attorneys' and other fees and expenses incurred in respect of such collection.

       Section 9.4  Jury Trial.

        (a) The Company hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or any Principal Document or the transactions contemplated hereby or thereby, brought against IFC in any Federal District Court of the United States of America.

       (b) The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or any Principal Document or the transactions contemplated hereby or thereby, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury.

       Section 9.5  Confidential Information.

        (a) IFC may (i) disclose to any participant in the IFC Loans, or (ii) disclose to any person for the purpose of exercising any power, remedy, right, authority, or discretion under this Agreement or any other Principal Document in connection with a Default or Event of Default, any documents or records of, or information about, any Principal Document, or the assets, business or affairs of the Company.

         (b) The Company acknowledges and agrees that, notwithstanding the terms of any other agreement between the Company and IFC, a disclosure of information by IFC in the circumstances contemplated by this subsection does not violate any duty owed to the Company or agreement between IFC and the Company.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.


                    BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                    By:  ____________________________________
                         Authorized Representative1



                    INTERNATIONAL FINANCE CORPORATION


                    By:  ____________________________________
                         Authorized Representative


                        SCHEDULE 2.2(a)

                         FINANCING PLAN


Equity                      US$$

IFC                         $ 2,949,500
Sponsors' Equity            $26,545,500

           Total Equity     $29,495,000



Loans                       US$$             DM

IFC A Loan                  $21,000,000
IFC B Loan                  $36,000,000
DEG Loan                                     DM21,000,000



           Total Loans      $57,000,000      DM21,000,000


           Total Financing  $98,245,000 2/



               SCHEDULE 2.2(b)

                PROJECT COSTS*
                                                    Amount (US$)
  EPC Plant and T-Line                               $46,340,000
  EPC Miscellaneous Change Orders                        600,000
  Taxes & Duties                                         411,000
  Land and Access Road                                   650,000
  Preliminary Investigation                            2,438,000
  Engineering - Harza                                  5,290,000
  Spare Parts and Start-up Testing                     1,000,000
  Development Costs                                    2,963,000
  Construction Management & Supervision                2,653,000
  Costs
  Legal Fees                                           3,026,800
  Insurance Premiums                                   1,558,000
  GLOF Survey/Warning System                             600,000
  Environ. Mitigation and Community                      550,000
  Development
  Engineering/Consulting (Lenders)                       545,000
  O&M/Training Costs during Construction                 450,000
  Contingency                                         12,228,476
  Working Capital                                      1,500,000
  Commitment Fee                                         671,478
  Financing Fees                                       2,437,000
  Interest During Construction, net                    7,033,246
  Debt Service Reserve                                 5,300,000
        TOTAL PROJECT COSTS                          $98,245,000




* Project costs shall not include any termination or similar fees in connection with any financing or contemplated financing for the Project from sources other than the Lenders.



                       SCHEDULE 3.2(a)(i)

                FORM OF IFC DISBURSEMENT REQUEST



                      [COMPANY LETTERHEAD]

[Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention: Director, Power Department


Ladies and Gentlemen:

                                   Investment No. 7365
           Request for Loan Disbursement No. [    ]*

1. Please refer to the IFC Investment Agreement (the "IFC Investment Agreement") dated as of the Closing Date between Bhote Koshi Power Company Private Limited (the "Company") and International Finance Corporation ("IFC"). Terms defined in the IFC Investment Agreement have their defined meanings whenever used in this request.

2. The Company irrevocably requests the disbursement on ________, 19 (or as soon as practicable thereafter) of the amount of _______________________________ ($__________) under the
A        Loan,       and       of       the       amount       of
______________________________________ ($____________) under  the
B Loan** (the "Disbursement") in accordance with the provisions of Section 3.2 of the IFC Special Conditions. With respect to the A Loan, the Company proposes [insert date] to be the Rate Setting Date for the requested Tranche. You are requested to pay such amount to the credit of the Offshore Retention Account in accordance with the Trust and Retention Agreement.

3. IFC has heretofore disbursed the sum of __________________ Dollars ($__________) under the A Loan, and the sum of _______________________________ ($_______________) under the B
Loan pursuant to the IFC Investment Agreement. Following the Disbursement of the amount requested hereby, there will remain undisbursed _________________ Dollars ($__________) under the A
Loan      and     __________________________________      Dollars
($__________________) under the B Loan.

4. Attached hereto are (i) a signed but undated receipt*** for the amount hereby requested to be disbursed and the Company hereby authorizes IFC to date such receipt as of the date of actual disbursement by IFC of the funds hereby requested to be disbursed and (ii) a copy of the report referred to in Section 3.5(b) of the General Conditions and the certification referred to in Section 3.1(x) of the General Conditions.

5. For the purpose of Article 6 of the IFC Special Conditions and Article 3 of the General Conditions, the Company hereby certifies the following:

          (a) on the date hereof, (1) all representations and warranties contained in the General Conditions (other than the representations made pursuant to Section 4.1(e)(ii) of the General Conditions) and in the other Loan Documents to which the Company is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof except where expressed to be made on a specified date, (2) the representations and warranties referred to in
          Section 4.1(e)(ii) of the General Conditions are true and correct in all material respects in the manner and on the basis as contemplated by the said Section 4.1(e)(ii), in each case, both immediately before and after giving effect to the disbursement requested hereby, and (3) except as fully reflected in the financial statements delivered to date pursuant to Sections 5.1(a) and (b) of the General Conditions, there are as of the date of such financial statements, no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could constitute a Material Adverse Change;

          (b) no Event of Default or Default has occurred and is continuing;

          (c) since the date of the IFC Investment Agreement nothing has occurred which is reasonably likely to materially and adversely affect the carrying out of the Project or the Company's ability to fulfill any material obligation under the IFC Investment Agreement;

          (d) no Force Majeure Event has occurred and is continuing;

          (e) the proceeds of the requested disbursement will not be in reimbursement of, or used for, expenditures in the territories of any country which is not a member of IFC (other than any country which is a member of the International Bank for Reconstruction and Development) or for goods produced in or services supplied from such territories;

          (f) the proceeds of the requested disbursement are promptly needed by the Company to pay Project Costs;

          (g) since the date of the IFC Investment Agreement, the Company has not incurred any material loss or liability (except such liabilities as may be incurred by the Company in accordance with Section 6.5 of the General Conditions; and

          (h)   the  Company  has the authority  to  request  the
          amount requested to be disbursed and the amount requested to be disbursed is within the Company's available borrowing power. The Company shall not be in violation of (A) its Charter Documents, (B) any covenant or agreement contained in any document to which the Company is a party, or (C) any law, rule or regulation, directly or indirectly, limiting or otherwise restricting the Company's borrowing power or authority or its ability to borrow.

      The above certifications are effective as of the date of this IFC Disbursement Request and will continue to be effective as of the date of the disbursement hereby requested. If any of these certifications is no longer valid as of or prior to the date of disbursement hereby requested, the Company will immediately notify IFC and will repay the amount disbursed upon demand by IFC if disbursement is made prior to the receipt of such notice.

                         Yours truly,


                         BHOTE  KOSHI  POWER
                         COMPANY PRIVATE LIMITED


                         By:___________________________________
                            Authorized Representative

Copy to:  Manager, Accounting Division
          International Finance Corporation



                      SCHEDULE 3.2(a)(ii)

             FORM OF IFC LOANS DISBURSEMENT RECEIPT



                      [COMPANY LETTERHEAD]

[Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:  Manager, Accounting Division

Ladies and Gentlemen:

                      Investment No. 7365
            Disbursement Receipt No. [    ]* (Loan)

       We, Bhote Koshi Power Company Private Limited (the "Company"), hereby acknowledge receipt on the date hereof, of the
sum  of                , disbursed to us by International Finance
Corporation ("IFC") under the IFC Loans, consisting of the sum of ______________________ Dollars ($________________) under the A
Loan   and   the   sum  of  ___________________________   Dollars
($________________) under the B Loan, provided  for  in  the  IFC
Investment Agreement dated as of the Closing Date between the Company and International Finance Corporation.

                              Yours truly,

                              BHOTE KOSHI POWER
                              COMPANY PRIVATE LIMITED


                              By:_____________________________
                                 Authorized Representative**


                        SCHEDULE 4.1(b)

                  FORM OF SUBSCRIPTION REQUEST



                  [LETTERHEAD OF THE COMPANY]
                                                       [ Date ]*

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Gentlemen:

                       Investment No.7365
                 Subscription Request No. [**]


      1. Please refer to the IFC Investment Agreement dated as of the Closing Date (the "IFC Investment Agreement"), between Bhote Koshi Power Company Private Limited (the "Company") and International Finance Corporation ("IFC"). All terms used but not defined herein are used as defined in the IFC Investment Agreement.

       2. The Company hereby irrevocably requests the subscription and disbursement, on or before ________________ , 199 ___ (or as soon as practicable thereafter), of the amount of US$ _____________ , in respect of the IFC Subscription, in accordance with the provisions of Section 4.1 of the IFC Special Conditions. You are requested to pay such amount to the credit of the Offshore Retention Account in accordance with the provisions of the Trust and Retention Agreement.***

      3.   Against disbursement by IFC in accordance with Section
4.1 of the IFC Special Conditions, the Company will deliver to you a share certificate representing the Shares purchased by IFC at par with such subscription monies.

      4.    For  the  purposes of Article 6 of  the  IFC  Special
Conditions and Article 3 of the General Conditions, the Company hereby certifies as follows:

          (a) on the date hereof, (1) all representations and warranties contained in the General Conditions (other than the representations made pursuant to Section 4.1(e)(ii) of the General Conditions) and in the other Loan Documents to which the Company is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof except where expressed to be made on a specified date, (2) the representations and warranties referred to in
          Section 4.1(e)(ii) of the General Conditions are true and correct in all material respects in the manner and on the basis as contemplated by the said Section 4.1(e)(ii), in each case, both immediately before and after giving effect to the disbursement requested hereby, and (3) except as fully reflected in the financial statements delivered to date pursuant to Sections 5.1(a) and (b) of the General Conditions, there are as of the date of such financial statements, no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could constitute a Material Adverse Change;

          (b) no Event of Default or Default has occurred and is continuing;

          (c) since the date of the IFC Investment Agreement, nothing has occurred which is reasonably likely to materially and adversely affect the carrying out of the Project or the Company's ability to fulfill any material obligation under the IFC Investment Agreement;

          (d) no Force Majeure Event has occurred and is continuing;

          (e) the proceeds of the requested disbursement will be used to subscribe and purchase shares in the issued share capital of the Company, and such amounts are promptly needed by the Company for purposes of the Project;

          (f) after giving effect to the subscription requested herein, (i) IFC will not have subscribed or paid for a higher proportion of the IFC Shares than the proportion which each other shareholder of the Company has subscribed or paid for of the total number of Shares to be subscribed by such shareholder in accordance with the Financial Plan, and (ii) IFC will not have subscribed or paid a higher proportion of the IFC
          Subscription to the outstanding amount under the IFC Loans than the proportion which the IFC Subscription bears to the IFC Loans as set forth in the Financial Plan;

          (g) as of the date of this request, (1) the Sponsor Shareholders have subscribed and paid _____ ordinary shares of the Company at a purchase price of __________ Dollars ($ __________ ) per share at the time of subscription of each ordinary share and (2) once the subscription requested hereby has been paid, the subscribed and paid share capital of the Company shall be ______ ordinary shares;

          (h) the proceeds of the requested disbursement will not be in reimbursement of, or used for, expenditures in the territories of any country which is not a member of IFC (other than any country which is a member of the International Bank for Reconstruction and Development) or for goods produced in or services supplied from such territories; and

          (i) since the date of the IFC Investment Agreement, the Company has not incurred any material loss or liability (except such liabilities as may be incurred by the Company in accordance with Section 6.5 of the General Conditions).

     5. Attached hereto is a copy of the certification referred to in Section 3.1(x) of the General Conditions.

      The above certifications are effective as of the date of this Subscription Request and will continue to be effective as of the date of the disbursement hereby requested. If any of these certifications is no longer valid as of or prior to the date of disbursement hereby requested, the Company will immediately notify IFC and will repay the amount disbursed upon demand by IFC if disbursement is made prior to the receipt of such notice.

                                        Yours truly,

                            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED



                            By:

                                Authorized Representative****

Copy to:  Manager, Accounting Division
          International Finance Corporation


                            ANNEX A

        METHODOLOGY FOR TRANCHE RATE PRICING CALCULATION

      The Base Fixed Rate (i.e. the rate to which the A Loan Spread is applied) illustrated on the following table is a weighted average calculation that uses two variables to weight the Applicable Swap Rates quoted by the swap market. These variables are: (i) the amortization amount and (ii) the period for which the amortization amount will be outstanding. In essence, each Tranche is treated as a series of bullet tranches in amounts equal to the amounts of the relevant Disbursement which are allocated for repayment on the respective repayment dates and outstanding for lengths of time corresponding to the relevant repayment dates. The terms used in the illustration are defined below.

Definitions:

1. Applicable Swap Rates: The fixed-rate bullet swap-equivalents of LIBOR (i.e. the fixed rate payable in the swap market in exchange for receipt of LIBOR) obtained from a market source as specified by IFC. The rates will provide the basis for calculation of the Base Fixed Rate for each Loan Disbursement. The example on the next page illustrates swap rates quoted in the market on February 9th 1996. IFC obtains these rates from Dow Jones, Reuters or Bloomberg market data sources. Upon request (up to once per month) borrowers will be informed of the service and the page from which relevant pricing quotes have been obtained.

2. Tenor: The period in years until a specific repayment date occurs, calculated from the drawdown date of the relevant
     Disbursement.

3.   Tenor  Amount:   The product of the amount  allocated  to  a
     repayment date and the Tenor of that amount.

4.   Amortization Weight:  The percentage which a specific  Tenor
     Amount represents of the sum of all Tenor Amounts.

5.   Weighted  Average Swap Rate:  The product of the  Applicable
     Swap  Rate  for  an  allocated amount and  the  Amortization
     Weight applicable to that amount.

6.   Base Fixed Rate:  The total of all the Weighted Average Swap
     Rates converted to the rate basis used for the Loan, and rounded up to two decimal points.

7.   Tranche:   The  sum of the Base Fixed Rate and  the  A  Loan
     Spread.


                     Applicable Swap Rates

      Quote Date:   9 Feb 1996       Effective Date:  13  Feb 1996
      Quote Basis:  Semi  Annual,  30/360   (by  market convention)

       Maturity                      Offered Rate

       2 years                       5.010%
       3 years                       5.190%
       4 years                       5.370%
       5 years                       5.540%
Interpolated 6 years                 5.655%
       7 years                       5.770%
Interpolated 8 years                 5.867%
Interpolated 9 years                 5.963%
       10 years                      6.060%

          Base Fixed Rate for a Tranche of $15,000,000
         with 3 Years Grace and 10 Years Final Maturity
              Disbursement Date:  13 February 1996

                                                                             6 = 5 as %
  Column #       1         2            3              4         5 = 1x3    of (total 5)    7 = 4 x6

                                                 Interpolated                               Weighted
               Tenor  Outstanding  Amortization      Offer        Tenor     Amortization     Average
     Date     (Years)  Principal     Schedule     Swap Rates     Amounts      Weights       Swap Rate

  13 Feb 1996      0  15,000,000              0
  13 Aug 1996    0.5  15,000,000              0
  13 Feb 1997      1  15,000,000              0
  13 Aug 1997    1.5  15,000,000              0
  13 Feb 1998      2  15,000,000              0
  13 Aug 1998    2.5  15,000,000              0
  13 Feb 1999      3  14,000,000      1,000,000     5.190%       3,000,000      3.0769%      0.1597%
  13 Aug 1999    3.5  13,000,000      1,000,000     5.280%       3,500,000      3.5897%      0.1895%
  13 Feb 2000      4  12,000,000      1,000,000     5.370%       4,000,000      4.1026%      0.2203%
  13 Aug 2000    4.5  11,000,000      1,000,000     5.455%       4,500,000      4.6154%      0.2518%
  13 Feb 2001      5  10,000,000      1,000,000     5.540%       5,000,000      5.1282%      0.2841%
  13 Aug 2001    5.5   9,000,000      1,000,000     5.598%       5,500,000      5.6410%      0.3158%
  13 Feb 2002      6   8,000,000      1,000,000     5.655%       6,000,000      6.1538%      0.3480%
  13 Aug 2002    6.5   7,000,000      1,000,000     5.713%       6,500,000      6.6667%      0.3808%
  13 Feb 2003      7   6,000,000      1,000,000     5.770%       7,000,000      7.1795%      0.4143%
  13 Aug 2003    7.5   5,000,000      1,000,000     5.818%       7,500,000      7.6923%      0.4476%
  13 Feb 2004      8   4,000,000      1,000,000     5.867%       8,000,000      8.2051%      0.4814%
  13 Aug 2004    8.5   3,000,000      1,000,000     5.915%       8,500,000      8.7179%      0.5157%
  13 Feb 2005      9   2,000,000      1,000,000     5.963%       9,000,000      9.2308%      0.5505%
  13 Aug 2005    9.5   1,000,000      1,000,000     6.012%       9,500,000      9.7436%      0.5858%
  13 Feb 2006     10           0      1,000,000     6.060%      10,000,000     10.2564%      0.6215%

    TOTALS                          $15,000,000                 97,500,000    100.0000%      5.7666%

The Base Fixed Rate for the tranche 5.69% on a 30/360 semi-annual basis.
_______________________________
     1    As named in the Company's Certificate of Incumbency and
Authority (see Schedule 3.1(i) to the General Conditions).

     2 For purposes of this Schedule 2.2(a), an exchange rate of DM1.7872 = $1US has been assumed.

       *    Each to be numbered in series.

      **    Disbursements of the IFC Loans must be  made  in  the
ratios and in accordance with the other requirements set out in the IFC Investment Agreement and the Subscription Agreements.

     ***    See Schedule 3.2(a)(ii) for form of receipt.

       *    Each to be numbered in series.

      **    As named in the Company's Certificate of Incumbency and
Authority (see Schedule 3.1(i) to the General Conditions).

       * To be dated ten (10) Business Days before the date of any proposed subscription and disbursement of IFC Subscription.

      **   Each to be numbered in series.  To correspond with number of the Disbursement Request.  See Schedule 3.2(a)(i).

     ***   Any exchange control consents, if required, must be provided by the Company to IFC prior to disbursement.

    ****   As  named  in the Company's Certificate of Incumbency  and
Authority (see Schedule 3.1(i) to the General Conditions).